Exhibit 10.3

                                      LEASE

     THIS AGREEMENT is entered into by and between The Jensen Family Trust, Jon and Carol Jensen, as Trustees, hereinafter referred to as Landlord, and Temecula Valley Bank, a California corporation, duly organized and existing under the laws of the State of California, hereinafter referred to as Tenant.

     WHEREAS, Landlord is the owner of the premises described herein and desires to lease to Tenant under the terms and conditions more particularly described in this Lease; and

     WHEREAS, Tenant desires to lease the premises from Landlord pursuant to the terms and conditions stated in this Lease.

     NOW, THEREFORE, each of the parties agrees as follows:

                               ARTICLE 1. PREMISES

     1.1 Description of Premises. Landlord leases to Tenant and Tenant leases from Landlord the premises more particularly described in Exhibit "A" of this agreement.

     1.2 Restriction of Rights. This Lease does not confer any rights with regard to either the subsurface below the ground level of the premises or to the air space more than 8-1/2 feet above the ground level of the premises.

                             ARTICLE 2. COMMON AREAS

     2.1 Tenant's Rights and Obligations. Landlord hereby grants to Tenant, during the term of this Lease, the license to use, for the benefit of Tenant and its officers, agents, employees, customers, and invitees, in common with the others entitled to such use, the common areas as they from time to time exist, subject to the rights, powers, and privileges herein reserved to Landlord. The phrase "common areas" means all areas and facilities outside the premises and in the project that are provided and designated for general use and convenience of Tenant and other tenants and their respective officers, agents, employees, customers, and invitees. Common areas are more particularly described in Exhibit "B", which is incorporated herein as though fully set forth. Landlord reserves the right from time to time to make changes in, add to, or delete from, the shape, size, location, number, and extent of the land and improvements constituting the common areas.

     2.2 Parking. Tenant and its officers, agents, employees, customers, and invitees shall park their motor vehicles only in areas designated by Landlord. Landlord reserves the right to designate parking available to Tenant.

     2.3 Storage and Receipt of Goods. Tenant shall not store, either permanent or temporary, any materials, supplies, or equipment in the common areas without Landlord's prior written consent.

     2.4  Common Area Expenses: Tenant's Share.

     A. Common Area Expenses. All expenses in connection with the common areas shall be charged and prorated to all tenants. It is understood and agreed that the charges for common areas expense shall include, but not be limited to, all sums expended in connection with said common areas including but not limited to, cleaning, sweeping, janitorial services, replacement and maintenance of parking area, foundations, exterior structural walls and exterior roof of the premises and the trash receptacle area located within the common areas; maintenance and repair of exterior sprinkler systems, planting and landscaping; lighting and other utilities; painting and repairing exterior wall coverings and internal hallways, restroom wall coverings and flooring; maintenance plumbing and sewage pipes and system; personnel to implement such services including management of the facility at a cost not to exceed five (5%) percent of the gross rent, a leasing service; a security system or service; any civil or governmental imposition of improvements or surcharge imposed upon Landlord or assessed against any portion of the building or common areas. Landlord may cause any or all of said services to be provided by an independent contractor, contractors, or employees or may personally provide said service at commercially acceptable rates and prices.

     B. Tenant's Share. Landlord agrees to furnish to Tenant, monthly or quarterly, at Landlord's option, an itemized statement in reasonable detail setting forth the total common area expenses for the previous month or quarter. Throughout the term of this Lease, Tenant shall pay its pro rata share of such common area expenses within ten (10) days after receipt of said statement. Tenant's pro rata share of the common area expenses shall be calculated pursuant to the formula provided herein for determining each tenant's proportionate share of expenses, taxes, insurance, and other costs and obligations as set forth in paragraph 20.17 herein. Notwithstanding the above, Tenant shall repair, at its cost, any and all deteriorations or damages to the common areas, occasioned by its lack of ordinary care, negligence, or intentional acts, or that of its agents, employees, officers, representatives, or invitees.

                                 ARTICLES. TERM

     3.1 Fixed Term. The term of this Lease is five years and shall commence on the execution of this lease provided Landlord tenders possession of the premises on such date. Should Landlord not tender possession on the date of execution of this lease, then this lease shall commence on the date that Landlord tenders possession. In no event shall Landlord tender possession later than September 2,1999. The lease shall expire at 5:00 pm five years following the date of commencement of this Lease.
     3.2 Net Lease. This Lease is entered into by Landlord for the express purpose of providing Landlord with net income from rent, free and clear of any and all expenses, charges, tax, liens or impositions, or common area expenses of any kind.

                           ARTICLE 4. RENT AND DEPOSIT

     4.1 Minimum Rental. Tenant shall pay to Landlord as a minimum rental for and during the term of this Lease, the base rent of Three thousand one hundred twenty-two dollars per month ($3,150.00) for each full month comprising the term of this lease. The rent for each month shall be prepaid and shall be due and payable on the first day of each month following the execution of this lease without deduction or set off. Should this lease be executed at any time during a month, then the rent for such month shall be prorated counting the day of execution of the lease and each day thereafter until the end of the respective month and such sum calculated shall be paid concurrently with the execution of this lease. In addition and following such proration, the full rent, as described above will be due and payable on the first day of each month of the term following the date of execution as provided above. Should this lease be terminated at any time during a month, then the rent for such month shall be prorated counting the first day of the month and each day thereafter including the date of termination and the rent shall be pro rated accordingly with the rent payment as provided herein payable on the first day of the month as set forth above. In addition to the minimum rent as provided above, tenant shall also pay their pro rata share of the common area and other expenses as provided in this agreement as and for additional rent.

     4.2 In addition to the above, the base rent as provided for herein shall also be adjusted and increased annually by the terms and conditions set forth in the cost of living index and formula in Exhibit "C" of this Agreement, which
Exhibit is incorporated herein by reference as though set forth in full.

     4.3 Security Deposit. On the execution of this Lease, Tenant shall deposit with Landlord an amount equal to one months rent as a security deposit for the performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord may use the security deposit, or any portion of it, to cure the default or to compensate Landlord for all damages sustained by Landlord resulting from Tenant's default. Tenant shall immediately upon demand pay to Landlord the sum equal to the portion of the security deposit expended or applied by Landlord as provided in this paragraph in order to maintain the security deposit in the sum initially deposited with Landlord. If Tenant fails to pay Landlord said sum, then Tenant shall be in material breach of this Lease. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the security deposit to Tenant. Landlord's obligations with respect to the security deposit are those of a debtor and not a trustee. Landlord may maintain the security deposit with Landlord's general and other funds. Landlord shall not be required to pay Tenant interest on the security deposit.

                               ARTICLES. UTILITIES

     5.1 Division of Utilities. Tenant shall pay for all utilities. Utilities shall be divided into two classifications.

     5.2 First Classification. The first classification shall be utilities that Tenant pays direct to the utility company or companies. These utilities shall include, but are not limited to, gas, electricity, telephone services including connection charges, and janitorial services for the leased premises.

     5.3 Second Classification. The second classification shall be utilities that are utilized through common areas or maintenance. These utilities include, but are not limited to, common area electricity, common area water, common area trash, and common area gas.

     5.4 Tenant's Obligations. Landlord shall bill Tenant for the common area utilities and Tenant shall pay his proportionate share within ten (10) days of receipt of Landlord's billing.

     5.5 Calculation and Charges. Tenant's proportionate or pro rata share shall be calculated pursuant to the formula provided herein for determining each tenant's proportionate share of expenses, taxes, insurance, and other costs and obligations as set forth in paragraph 20.17 herein.

     5.6 Failure of Notice: Not a Waiver. Failure of Landlord to notify Tenant of his pro rata common area utility charges shall not relieve Tenant of his obligation to pay said charges. 5.7 Failure or Interruption of Service. Landlord shall not be responsible for any failure, interruption, or damage resulting from the use or absence or availability of service or utilities.

                                 ARTICLES. TAXES

     6.1 Personal Property Taxes. Tenant shall pay before delinquent all taxes, assessments, license fees, and other charges that are levied and assessed against Tenant's personal property installed or located in or on the premises. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of said payments.

     6.2 Increase in Valuation. If any taxes on Tenant's personal property are levied against Landlord or Landlord's property, or if the assessed value of the premises, building, and other improvements on which the premises are located is increased by the inclusion of a value placed on Tenant's personal property, and if Landlord pays the taxes on any of these items or the taxes based on the increased assessment of these items, Tenant, on demand, shall immediately reimburse Landlord for the sum of the taxes levied against Landlord, or the proportion of the taxes resulting from the increase in Landlord's assessment. Landlord shall have the right to pay these taxes regardless of the validity of the levy. Failure of Tenant to pay Landlord said amount required upon demand shall be a material breach of this Lease.

     6.3 Real Property Taxes and Assessments. Tenant shall pay its proportionate share of all real property taxes and general and special assessments of any kind levied and assessed on the building, owner, other improvements, and/or real property of which the premises are a part or upon which the premises are situated. Tenant's proportionate share shall be calculated pursuant to the formula provided herein for determining each tenant's proportionate share of expenses, taxes, insurance, and other costs and obligations as set forth in paragraph 20.17 herein. Failure of Landlord to notify Tenant of his obligation shall not relieve Tenant of his obligation to pay said taxes or increases therein.

     6.4 Lender's Requirements. If Landlord's lender requires Landlord to impound real property taxes on a periodic basis during the term, Tenant, on notice from Landlord indicating this requirement, shall pay its proportionate share of real property taxes to Landlord on a periodic basis in accordance with the lender's requirements. Landlord shall impound the tax payments received from Tenant in accordance with the requirements of lender.

                       ARTICLE 7. REPAIRS AND MAINTENANCE

     7.1 Tenant's Obligation. Tenant, at its sole cost and expense, shall keep in good order, condition, and repair or replace the premises and every part thereof, including without limitation thereto, the foundations, exterior and interior walls, and the exterior roof of the premises, all glass, plumbing, heating, air conditioning, ventilating, electrical, and lighting facilities and equipment for the premises and serving the premises. Tenant shall repair all damage to the common area caused by its operations or activities or those of its agents, contractors, licensees, invitees, or employees immediately upon notice from Landlord. In the event Tenant fails to do so, Landlord may (but shall not be obligated to) make such repairs and collect the sum expended as rent and including interest at ten (10%) percent per annum from the date of any such expenditure.

     7.2 Tenant's Waiver. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the premises in good order, condition and repair.

                          ARTICLE 8. USE AND OCCUPANCY

     8.1 Use. Tenant shall use the premises solely for the purposes of conducting and carrying on the business of Banking and related financial services, and for no other use without Landlord's written consent.

     8.2 Compliance With Law. Tenant shall comply with and conform to all laws and regulations, municipal, state, and federal, and any and all requirements and order of any municipal, state, or federal board of authority, present or future, in anyway relating to the condition, use, or occupancy of the premises throughout the entire term of this Lease. Tenant further agrees as follows:

          A. Irrespective of the above use, Landlord and Tenant agree that Landlord, or Landlord's agents or representatives, has not made nor is making any representations, warranties or statements of any kind regarding the legality, suitability or use of the facility for the purpose for which Tenant intends to use the Premises or for its legality, use or suitability as it relates to Tenant's use and other uses of other tenants within the facility.

          B. Each of the parties expressly agrees that as a material inducement for Landlord to lease the Premises to Tenant, Tenant agrees to accept all risk of loss or liability and damages arising out of the Tenant's use of the Premises and all the legalities and approvals of any government or municipality. Said liability shall include, but not be limited to, the need or necessity for Tenant to vacate the Premises and relocate its business in other locations. Tenant expressly waives any rights, claims, damages or liabilities to Landlord arising out of any such problems, suits, causes of action, or complaints, and expressly accepts all damages and liability described herein and further agrees to indemnify and hold Landlord harmless against any such actions or damages of whatever type, kind or nature.

          C. Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations relating to Hazardous Materials, including, but not limited to, the Federal Water Pollution Control Act (33 U.S.C. ss.ss.1251, et seq.), Resource Conservation & Recovery Act (42 U.S.C. ss.ss.6901, et seq.), Safe Drinking Water Act (42 U.S.C. ss.ss.3000f, et seq.), Toxic Substances Control Act (15 U.S.C. ss.ss.2601, et seq.), the Clean Air Act (42 U.S.C. ss.ss.7401, et seq.), Comprehensive Environmental response, Compensation and Liability Act

     (42 U.S.C.ss.ss.9601, et seq.), California HEALTH & SAFETY CODE (ss.ss.2601, et seq.,ss.ss.39000, et seq.), California Safe Drinking Water & Toxic Enforcement Act of 1986 (California HEALTH & SAFETY
     CODEss.ss.25249.5, et seq.), California WATER CODE (ss.ss.13000, et seq.), and other comparable state and federal laws ("Hazardous Materials Laws").

          D. Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for Tenant's use of the Land and Improvements, including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials removed from the Land and/or Improvements to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Land and/or Improvements in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the Lease Term, Tenant shall cause all Hazardous Materials to be removed from the Land and/or Improvements and transported for use, storage, or disposal in accordance with and compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Land and/or Improvements, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Land and/or Improvements, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto.

          E. Tenant shall immediately notify Landlord in writing of: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (ii) any claim made or threatened by an person against Tenant, the Land and/or Improvements relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Material sin or removed from the Land and/or Improvements, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five
     (5) business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations, relating in any way to the Land and/or Improvements or Tenant's use of either. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Land and/or Improvements.

     8.3 Restrictions on Tenant's Use. Tenant agrees in using the leased premises:

          A. Not to commit waste or suffer any waste to be committed upon the leased premises.

          B. Not to commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of the leased premises or any occupant of nearby property.

          C. Not to burn refuse or other materials in or about the leased premises or permit any activity or activities which might cause unreasonable annoyance to adjoining tenants.

          D. Not to use an advertising medium which may be heard outside the leased premises, such as loud speakers, phonographs, or radio broadcasts, without Landlord's prior written consent.

          E. Not to conduct any auction, bankruptcy, fire, or going-out-of-business sales on the premises.

          F. Not to keep, use, sell, or offer for sale on the premises any article, or conduct any activity thereon, which may be prohibited by the standard form of fire insurance policy.

          G. Tenant shall not use or install or affix to the premises any fixtures or equipment without the consent of Landlord. Notwithstanding the above Landlord herein gives his permission for Tenant to install an ATM machine and night deposit box.

          H. Tenant shall not do anything on the premises that will cause damage to the premises. The premises shall not be overloaded. No machinery, apparatus, or other appliances shall be used or operated in or on the premises that will in any manner injure, vibrate, or shake the premises.

          I. Tenant shall not cook, prepare, or sell, on the premises, any food for consumption on or off the premises.

          J. Tenant shall not sleep, wash clothes, or prepare, manufacture or permit anything that might emit any odor or objectionable sound or light on the premises.

          K. Tenant, as a business enterprise, shall not allow the consumption of alcohol on the premises.

          L. Tenant shall not allow smoking on the premises.

          M. Tenant shall not engage in or permit any operation or activity upon, or use or occupy the Land or Improvements, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Land or Improvements, or transport any Hazardous Materials to, from or across the Land or Improvements. The term "Hazardous Materials," as used in this Article, shall include any substance (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or (ii) that is or becomes defined as a "hazardous waste," "hazardous substance," "toxic substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss.9601, et seq.); the

     Resource Conservation and Recovery Act (41 U.S.C.ss.ss.6901, et seq.); the Hazardous Materials Transportation Act (49 U.S.C.ss.ss.1801, et seq.); California HEALTH & SAFETY CODEss.25117; California HEALTH & SAFETY CODEss.25316; or (iii) without limitation, that contains gasoline, diesel fuel or other petroleum hydrocarbons in an amount that may be deemed hazardous or harmful by any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or (iv) the presence of which on the Land causes or threatens to cause a nuisance on the Land or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Land; or (v) the presence of which on adjacent properties could constitute a trespass by the Tenant or Landlord; or (vi) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

                              ARTICLES. DESTRUCTION

     9.1 Destruction. Except as provided below, and in the event the premises in the buildings, the improvements, or the building is partially damaged or destroyed by an insurable cause, and such insurance proceeds are paid to Landlord, then Landlord shall utilize the proceeds of such insurance to replace such buildings or improvements.

     9.2 Total or Substantial Destruction-Termination of Lease. Should there be total or substantial destruction of the premises, the building, or the improvements within the premises, then Landlord shall have the right to terminate this Lease.

     9.3 Determination of Damage. Unless the parties to this Lease can and do agree forthwith upon the extent and amount of such damage or destruction, Landlord promptly shall designate a certified architect, registered engineer, or licensed building contractor who shall determine such matter, and the determination of such architect, engineer, or contractor shall be final and binding upon the parties to this Lease.

     9.4 Abatement of Rent: Tenant's Remedies. During the period of any repair or restoration provided for above, all rent shall continue to be due and owing to Landlord and shall be paid from Tenants Insurance Company as a covered peril pursuant to such policy. Should Tenants Insurance Company not cover the peril, and should such destruction be so substantial that Tenant may not operate out of any portion of the premises, then the rent shall abate until such time as the Tenant begins operation, can begin operation, or the repair or restoration is completed or should have been able to be completed. Notwithstanding the availability of any Insurance, and should Tenant be able to conduct it business out of a portion of the premises during any repair or restoration period so that it is not required to cease operations in the premises, then Tenant shall continue to pay rent during any repair or restoration period for the amount of prorated space that continues to be usable. In no event shall Tenant have a claim against Landlord for any damage suffered by reason of any damage, destruction, repair, or restoration.

     9.5 Continuation of Operations. Tenant agrees to continue the operation of its business in the premises to the extent reasonably practicable from the standpoint of good business during any period or reconstruction or repair.

     9.6 Waiver of Civil Code. Tenant waives the provisions of Civil Code
Section 1932(2) and Civil Code Section (1933(4) with respect to any destruction of premises.

                              ARTICLE 10. INSURANCE

     10.1 Public Liability and Property Damage Insurance. Landlord shall maintain public liability and property damage insurance with and liability limits professionally recommended by Landlord's insurance broker or lender.

     10.2 Fire Insurance on Building. Landlord shall maintain on the building and other improvements that are part of the project in which the premises are located, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements to the extent of one hundred percent (100%) of the full replacement value of said buildings and improvements or to the amount and extent of the lender's requirements whichever is greater.

     10.3 Ownership and Beneficiary. The insurance policy shall be issued in the name of the Landlord, or the Landlord and Landlord's lender, as their respective interests appear. The insurance policy shall provide that any proceeds shall be made payable to Landlord or Landlord and Landlord's lender as provided in the policy. It is expressly agreed by and between the parties that Landlord shall have all right, title and interest to the policy and to any proceeds made payable on the policy and Tenant does hereby release, irrevocably assign, transfer, and waive any right, title, and interest it may have in the proceeds of said policy.

     10.4 Tenant's Insurance. Tenant, at its cost, shall maintain on all of its personal property or the property of others on the premises, Tenant's improvements, and alterations, in, on, or about the premises, a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements, to the extent of at least one hundred percent (100%) of their actual replacement value. Tenant shall be required to utilize the payment of any funds for the restoration of Tenant's improvements or alterations unless waived by the Landlord. Proceeds from any such policy shall first be used by Tenant for the restoration of Tenant's improvements or alterations and then for the replacement of personal property. The insurance policy shall be issued in the name of Landlord, Tenant, and Landlord's lender. The policy shall contain a provision that the Landlord shall be named as an insured and although named as an insured, shall nevertheless be entitled to recovery under the policy coverage. The insurance policy shall also provide that any proceeds shall be made payable to Landlord, Tenant, lender, or an insurance trustee as provided.

     10.5 Insurance Inadequacy. Landlord may increase the insurance coverage if, in the opinion of Landlord, its lender, or its insurance broker, the amount of public liability and property damage insurance coverage at that time is not adequate.

     10.6 Additional Insurance. Landlord may keep in full force and effect full coverage plate glass insurance, worker's compensation insurance on the premises, and rent insurance on the project.

     10.7 Premiums to be Paid by Tenant. Tenant shall reimburse Landlord for the premiums paid by Landlord for maintaining the insurance in paragraphs 10.1,10.2, and 10.6. Reimbursement shall be made by Tenant within ten (10) days after Tenant receives written demand from Landlord. Tenant's proportionate share of the insurance premium shall be calculated pursuant to the formula provided herein for determining each tenant's proportionate share of expenses, taxes, insurance, and other costs and obligations as set forth in paragraph 20.17 herein.

     10.8 Value of Property. The full value of the building and other improvements to be insured hereunder shall be determined by the company issuing the insurance policy.

     10.9 Provisions in the Policies. The insurance required of Tenant in this Lease shall:

          A. Be issued by insurance companies authorized to do business in the State of California, with a financial rating of at least AXII status as rated in the most recent edition of Best's Insurance Reports.

          B. Be issued as a primary policy.

          C. Contain an endorsement requiring thirty (30) days' written notice from the insurance company to all parties before cancellation or change.

     10.10 Delivery of Policy. Tenant shall deliver to Landlord policies evidencing the insurance procured by Tenant or, deliver in lieu thereof, certificates of coverage from the insurance company or companies writing the policy or policies of insurance, which certificates shall, among other things, designate the company writing the same, the number, amount, and provisions thereof. Upon Landlord's written request, duplicate copies of such certificates of insurance shall be delivered to Landlord's lender.

     10.11 Waiver and Subrogation. Tenant agrees to waive the right of their insurance companies to subrogate and releases Landlord from any claims for damage to any person, property, or to the premises and the building and other improvements on which the premises are located or to the fixtures, personal property, Tenant's improvements, and alterations of either Landlord or Tenant in or on the premises and the building and their improvements in which the premises are located that are caused by or result from risks insured against under any insurance policies carried by the Tenant or his insurance company. Tenant hereby further agrees to provide for a waiver and subrogation in their respective policies required under this agreement.

                      ARTICLE 11. ASSIGNMENT AND SUBLEASING

     11.1 Landlord's Consent Required. Tenant shall have the right to assign, mortgage, or hypothecate this Lease in whole or in part, or sublet all or any part of the leased premises, provided that Tenant obtain the prior written consent of Landlord in each instance. Said consent shall not be unreasonably withheld. Any attempt to assign or sublet without such consent being first had and obtained shall be wholly void and shall constitute a material breach of this Lease. Notwithstanding the above, Landlord herein gives his consent to any assignment, transfer, or other transaction involving a merger, sale, or consolidation by and between Tenant and another entity and upon said merger, sale, or consolidation Tenant agrees to forthwith obtain the execution of this lease by such acquiring party.

     11.2 Transfer by Operation of Law. This prohibition against assigning or subletting shall be construed to include a prohibition against any transfer of an interest and any assignment or subletting by operation of law unless Landlord subsequently agrees and no interest of Tenant in this Lease shall be assignable or sublet by operation of law, including without limitation, the transfer of this Lease by tenancy. However, nothing in this paragraph shall prohibit the assignment or subletting of the premises by operation of law to the estate of a deceased Tenant.

     11.3 Involuntary Assignment. Each of the following acts shall be considered an involuntary assignment:

          A. If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the bankruptcy act in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner or partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors.

          B. If a writ of attachment or execution is levied on this Lease.

          C. If, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the premises.

     11.4 Remedy on Transfer. An involuntary assignment shall constitute a default by Tenant, and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

     11.5 Notice of Transfer: Waiver of Priority. In the event Tenant contemplates an assignment or transfer as provided in this article, Tenant shall give thirty (30) days notice to Landlord of its intent to make such assignment or transfer and shall submit in writing to Landlord, (a) the name and legal composition of the proposed assignee and sublessee, (b) the nature of the proposed assignee's or sublessee's business to be carried on in the premises,
(c) the terms and provisions of the proposed assignment or sublease, and (d) such financial information as Landlord may request concerning the proposed assignee or sublessee. It is further provided that upon assignment or transfer as in this paragraph provided, the liability of Tenant shall not terminate, and the Landlord may look to either or both parties for performance under this Lease. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise require Landlord to proceed first against a particular party or all parties at the same time in any action for breach, default, injury, or damages of any kind arising out of the terms and conditions of this Lease or any matter related thereto. In addition to the above, Landlord shall also receive as and for additional consideration for including this provision in this lease, the excess, if any, between the rent and obligation of Tenant to Landlord and that amount of rent or obligation the subtenant or assignee is paying to Tenant. Each of the parties agrees that Landlord would not be unreasonable to withhold his consent to any assignment or subletting which provided for the Tenant to receive a bonus value in rental payments arising out of any assignments or subletting. In addition, and once a request for assignment has been received by Landlord, Landlord shall have the unilateral right but not the obligation to terminate this lease following such request and to enter into a new lease with the proposed assignee or an independent third party.

     11.6 Condition to Consent. As a stipulated reasonable condition to its consent, Landlord may also require Tenant to pay a minimum fee of $700.00 to Landlord and all expenses in connection with the assignment, including but not limited to, Landlord's attorney fees and costs incurred and/or arising out of tenants request for such assignment. Landlord may also require Tenant's assignee to assume in writing the obligations of Tenant under this Lease.

     11.7 No Waiver. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. If this Lease be assigned, or if the leased premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy, or collection shall be deemed a waiver of the covenant, or the acceptance of the assignee, subtenant, or occupant as tenant, or a release of Tenant from the further performance by Tenant, of any covenants contained herein on the part of Tenant.

                        ARTICLE 12. SIGNS AND ADVERTISING

     12.1 Signs and Advertising. Tenant, with the consent of Landlord, and at its own cost shall have the right to place, construct, and maintain an exterior sign on the building and other improvements that are part of the project.

     12.2 Landlord Consent Required. Tenant shall not have the right to place, construct, or maintain any sign, advertisement, awning, banner, or other exterior decoration except as herein provided, without Landlord's consent, including, but not limited to, the doors, or the exterior walls or roof of the buildings in which the premises are located or any interior portions of the premises that may be visible from the exterior of the premises, any signs, advertisements, names, insignias, trade marks, descriptive materials, or any other similar items without Landlord's consent.

     12.3 Removal of Unauthorized Signs. Landlord at Tenant's cost may remove any item placed, constructed, or maintained if it does not comply with the provisions of this article. Tenant shall pay said cost within ten (10) days of delivery or sending of the bill for removal by Landlord. Tenant shall not, without Landlord's consent, place, construct, or maintain on the premises any advertisement media, including without limitation, search lights, flashing lights, loud speakers, phonographs, or other similar visual or audio media. Tenant shall not solicit business in, or, about the common areas, or distribute handbills or other advertising or promotional media in, on, or about the common areas or in the parking areas.

     12.4 Comply with Laws. Any sign that Tenant has a right to place, construct, and maintain shall comply with all federal, state, and local laws and ordinances, and Tenant shall obtain any approval required by such laws. Landlord makes no representation with respect to Tenant's ability to obtain approval of the sign permitted under the exhibit or any other sign.

     12.5 Ownership of Signs. Tenant shall own all signs paid for and installed by Tenant. Tenant shall remove all of its signs in or on the land or building within ten (10) days of termination of this Lease unless Landlord exercises its option below. It is hereby agreed that upon the termination of this Lease and any extension thereof, Tenant does hereby grant to Landlord an irrevocable option to purchase all signs on or attached to the premises, on the building, or free standing in the common areas, for the sum of $1.00 cash payable within ten
(10) days following demand of Tenant.

     12.6 Duty to Repair Signs. Tenant shall keep in good condition and repair, all signs placed on the premises, building or common areas including such repair or painting necessary upon the sign's removal. Should Tenant fail to keep all signs in good condition and repair, then Landlord may repair or remove said signs at its election and Tenant shall pay Landlord and be responsible for the total cost of said repair or removal. Tenant shall pay for said repair or removal within ten (10) days of being sent or delivered the bill for said removal or repair.

                    ARTICLE 13. ALTERATIONS AND IMPROVEMENTS

     13.1 Consent of Landlord to Alterations. Tenant shall make no installations, additions, or improvements in or to the premises, except as otherwise authorized in this Lease, or structural alterations or changes either to the interior or exterior of the buildings constituting the premises or project, or in the bearing walls, supports, beams, or foundations of any structure without the written consent of Landlord.

     13.2 Landlord's Approval of Alteration Plans. Plans and specification for additions, improvements, alterations and/or changes shall be submitted to Landlord for approval upon the application for such consent.

     13.3 Tenant to Pay Alteration Cost. All installations, additions, or improvements, and alterations and changes made with the written consent of Landlord, shall be made at the sole cost and expense of Tenant, under the supervision of an architect, contractor, or engineer satisfactory to Landlord unless otherwise provided for in other parts of this agreement.

     13.4 Alterations Required by Law. If during the term of this Lease any additions, alterations, or improvements in or to the premises or the common areas are required by any governmental authority or any law, ordinance, or governmental regulation, they shall be made and paid for by Tenant as provided in other parts of this agreement.

     13.5 Mechanic's Liens. Tenant agrees to pay promptly for all labor done or materials furnished for any work of repair, maintenance, improvement, alteration, or addition done by Tenant in connection with its tenancy, and to keep and to hold the premises free, clear, and harmless of and from all liens that could arise by reason of any such work.

     13.6 Contesting of Lien and Security. If any such lien shall at any time be filed against the premises, Tenant shall either cause the same to be discharged of record within twenty (20) days after the date of filing the same, or if Tenant, in its discretion and in good faith, determines that such lien should be contested, Tenant shall furnish such security as may be necessary or required to prevent any foreclosure proceedings against the premises during the pendency of such contest.

     13.7 Failure to Post Security or Contest. If Tenant shall fail to discharge such lien within such period or fail to furnish such security, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or by giving security or in such other manner as is or may be prescribed by law.

     13.8 Payment by Tenant of Lien Amount. Tenant shall repay to Landlord on demand all sums disbursed or deposited by Landlord pursuant to the foregoing provisions hereof, including Landlord's costs and expenses incurred by Landlord in connection therewith. Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject Landlord's interest in the real property, of which the premises are a part, to liability under any mechanic's lien law.

     13.9 Notice of Non-responsibility. If any alterations or improvements are authorized by Landlord, Tenant shall notify Landlord at least twenty (20) days prior to the beginning of any work. Tenant shall also post, for the benefit of Landlord, on the leased premises such notices provided for under the laws of the State of California for the protection of the premises from mechanic's liens or liens of a similar nature against Landlord.

     13.10 Depreciation. Each of the parties agrees that Landlord shall have the sole right and power to depreciate all improvements to the premises.

           ARTICLE 14. INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY

          14.1 Exemption of Landlord from Liability. Landlord shall not be liable for injury to Tenant's business or loss of income therefrom or for damages which may be sustained by the person, goods, wares, merchandise, or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in or about the premises caused by or resulting from fire, steam, electricity, gas, water, rain or other causes, which may leak or flow from or into any part of the premises, or resulting from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the premises or upon other portions of the building of which the premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.

     Landlord shall not be liable at any time for any loss, damage, or injury to the property or person of any person whomsoever at any time, whether occasioned by or arising out of any act or omission of the Tenant, or of anyone holding under Tenant or the occupancy, or the use of the premises, building, or land, or any part thereof or the parking lot directly or indirectly, or from any state or condition of the premises, building or land, or any part thereof during the term of this Lease.

          14.2 General Indemnity. Tenant shall indemnify, protect, and hold Landlord and each of Landlord's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all obligations, covenants and conditions of Tenant, and against any and all claims of liability from any injury or damage to any person or property arising out of the use and occupancy of the premises, by Tenant, or Tenant's agents, contractors, employees, or independent third parties. Tenant shall further indemnify and hold Landlord harmless from and against:

          A. Any and all claims of liability from any injury or damage to any person or property arising from the conduct of Tenant's business, or from any activity, work, or thing done, permitted or suffered by Tenant in or about the premises.

          B. Any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease.

          C. Any and all claims arising from (i) the presence in, on, under or about the Land and/or Improvements, or discharge in or from the Land and/or Improvements, of any Hazardous Materials brought or caused to be brought by Tenant onto the Land and/or Improvements; (ii) Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Land and/or Improvements; or (iii) Tenant's failure to comply with any Hazardous Materials Law. Tenant's obligations under this paragraph shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Land and/or Improvements, or the preparation and implementation of any closure, remedial action or other required plans in connection therewith.

          D. Any and all costs, attorney's fees, expenses and liabilities, incurred in the defense of any action or proceeding brought thereon against Landlord. In the event any action or proceeding is brought against Landlord by reason of any such claims, Tenant shall defend Landlord at Tenant's expense by counsel satisfactory to Landlord.

          E. Any and all costs or damages arising out of time or delay to repair, replace, or restore the premises following the termination of tenancy. Such damage shall include, but not be limited to rent and other charges for the holdover period if any, or for the replacement, repair, or restoration period following the termination. In addition, Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in surrendering the premises, including without limitation any claims made by any succeeding tenants founded on such delay.

          F. Tenant's obligations under this Article shall survive the expiration or termination of the Lease Term. For purposes of the indemnity provisions of this paragraph, any acts or omissions of Tenant, or by employees, agents, assignees, sublessees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

                       ARTICLE 15. SURRENDER AND HOLDOVER

     15.1 Surrender. Tenant shall peacefully give up and surrender to Landlord the premises, and every part thereof, at the termination of the term of this Lease.

     15.2 Holdover. Tenant shall not unilaterally holdover or remain in occupancy of the premises after the termination of this Lease without the express written authorization from Landlord. Any such holdover shall be a default under the terms and conditions of the Lease and shall be stipulated to be interference with Landlord's business opportunity and advantage and/or contractual relationship with new or proposed tenants. In addition to any damage to Landlord described above, and in the event Tenant continues to occupy the premises after the last day of the Lease Term or after the last day of any renewal or extension of the lease term, Landlord shall have the right, without prejudice, and without establishing a new tenancy, to accept as partial damage an amount paid in the form and amount of rent or other amounts after the lease term has expired thereafter. The damage for any period extending beyond the Lease Term shall, in addition to the above, also include, but not be limited to, an amount equal to the rental rate charged for the last month's rent plus all other charges payable in this lease for each month of holdover. In addition, any and all other terms of this Lease shall, during such period, also remain in full force and effect, and Tenant shall be responsible for all obligations and duties arising out of this Lease.

                            ARTICLE 16. CONDEMNATION

     16.1 Total Condemnation. If during the term hereof there shall be a "total taking" by a public authority under the power of eminent domain, then the leasehold estate of Tenant in the premises shall cease and terminate as of the date actual physical possession thereof shall be taken. "Total taking" is defined to be the taking of the entire premises under the power of eminent domain or a taking of so much of the premises as to prevent or substantially impair the conduct of Tenant's business therein.

     16.2 Partial Condemnation. If during the term hereof there shall be a partial taking of the premises, this Lease shall terminate as to the portion of the premises taken upon the date which actual possession of the portion of the premises is taken pursuant to eminent domain proceedings, but this Lease shall continue in full force and effect as to the remainder of the premises. The minimum annual rental payable by Tenant for the balance of the term shall be abated in the ratio that the square footage of the floor area of the premises taken bears to the total floor area of the premises before such taking. "Partial taking" is defined to be the taking of only a portion of the premises under the power of eminent domain which does not constitute a "total taking" as defined in the above section.

     16.3 Taking of Leasehold Interest for Limited Period. If as a result of any partial or total condemnation proceedings, a leasehold interest or a right of possession only is so condemned or taken under the power of eminent domain and is for a limited period of time less than the then unexpired term of this Lease, this Lease shall continue in full force and effect and the award shall be payable to Landlord and shall be credited by Landlord against the rentals payable by Tenant hereunder. If the amount received by Landlord is in excess of the monthly rental, Landlord shall be entitled to receive such excess, and, if the amount so received by Landlord be less than the monthly rental, then Tenant shall pay the amount of such deficiency. If such condemnation be for a period of time extending beyond the expiration of the term of this Lease, the foregoing provisions shall apply only to the date of termination of the term hereof, and upon the expiration of said term, Landlord shall receive all awards thereafter payable and no accounting shall be made to Tenant for such period extending beyond the termination of the term, and Tenant shall have no liability whatsoever under the terms of this Lease after such termination date.

     16.4 Allocation of Award. All compensation and damages awarded for the taking of the premises or the common facilities, or any portion or portions thereof, shall belong to and be the sole property of Landlord, and Tenant shall not have any claim or be entitled to any award for (1) the diminution in value of its leasehold hereunder, (2) the loss of tenant improvements, (3) the value of any unexpired term of this Lease, or (4) for any other claim allowed by law or statute whether expressly covered in this agreement or not. All such awards are herein assigned to Landlord.

     16.5 Effect of Termination. If this Lease is terminated, in whole or in part, pursuant to any of the provisions of this article, all rentals and other charges payable by Tenant to Landlord hereunder and attributable to the premises taken, shall be paid up to the date upon which actual physical possession shall be taken by the condemnor, and the parties shall thereupon be released from all further liability in relation thereto.

                        ARTICLE 17. DEFAULT AND REMEDIES

     17.1 Breach. This Lease shall be deemed repudiated and materially breached by Tenant if, during the term of this Lease:

          A. A petition to have Tenant adjudicated a bankrupt or a petition for reorganization or arrangement under any of the laws of the United States relating to bankruptcy shall be filed by Tenant or others.

          B. A petition to have Tenant adjudicated a bankrupt or a petition for reorganization or arrangement under any of the laws of the United States relating to bankruptcy be filed against Tenant, and if so filed against Tenant not be dismissed within thirty (30) days from the date of such filing.

          C. The assets of Tenant or the business conducted by Tenant on the premises be assumed by any Trustee or other person pursuant to any judicial proceedings.

          D. Tenant becomes insolvent or makes an assignment for the benefit of creditors.

          E. Tenant commits any act of bankruptcy,

          F. Any Tenant or assignee or successor in interest of Tenant commences proceedings for winding up.

          G. Tenant defaults in the payment of any money agreed to be paid by Tenant to Landlord for rent, maintenance, taxes, utilities, or for any other purpose under this Lease, and if such default continues for five (5) days after its due date.

          H. Tenant abandons the premises for a period often (10) days. For purposes of this agreement, a period of five (5) days absence while Tenant shall be in default in rent shall be deemed an abandonment. The term "abandonment" as used in this subparagraph is further defined as the surrender, relinquishment, disclaimer, or cession of property or of rights; voluntary relinquishment of all right, title, claim and possession, with the intention of not reclaiming it.

          I. Tenant fails to perform any act required in this Lease or commits any act of breach of any provision of this Lease.

     17.2 Remedies. On any breach, default, or abandonment Landlord may exercise any of the following rights:

          A. Collection of Rent Installments. To collect by suit or otherwise each installment of rent or other sum as it becomes due hereunder, or to enforce, by suit or otherwise, any other term or provision hereof on the part of Tenant required to be kept or performed, it being specifically agreed that all unpaid installments of rent or other sums shall bear interest at the highest rate allowed by law from the due date thereof until paid.

          B. Tenant's Rights to Possession Not Terminated. Landlord can continue this Lease in full force and effect, and the Lease will continue in effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord can enter the premises and restore and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the premises, including without limitation, brokers' commissions, expenses of remodeling the premises required by the reletting, storage costs for Tenant's property, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. In the event any such reletting occurs, and notwithstanding that Landlord fails to elect to terminate the Lease initially, Landlord at anytime during the term of this Lease or any extension thereof may elect to terminate this Lease by virtue of such previous default of Tenant.

          C. Termination of Lease. Terminate this Lease, in which event Tenant agrees to immediately surrender possession of the premises, and to pay to Landlord, in addition to any other remedy Landlord may incur by reason of Tenant's default, any and all delinquent payments, interest thereon, losses or other detriment proximately caused by Tenant's default, and including court costs, attorney fees, and other costs or expenses incurred in recovering the premises or any other necessary action including remodeling the premises or restoring the premises.

          D. Other Action. Take any act or other action permitted by law.

     17.3 Termination of Tenant's Rights to Possession. On termination, Landlord has the right to recover from Tenant:

          A. The worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Lease; plus

          B. The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; plus

          C. The worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could be reasonably avoided; plus

          D. Reasonable attorney's fees, costs of collection, court costs, and any other amounts necessary to compensate Landlord for all detriment proximately caused by Tenant's default.

     "The worth, at the time of the award," as used in (A) and (B) of this article, is to be computed by allowing interest at the rate often percent (10%) per annum. "The worth, at the time of the award," as referred to in
     (C) of this article, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

     17.4 No Waiver of Default. Landlord's failure to take advantage of any default or breach of covenant on the part of Tenant shall not be, or be construed as, a waiver thereof, nor shall any custom or practice which may grow up between the parties in the course of administering this instrument be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of any term, covenant, or condition hereof, or to exercise any rights given it on account of any such default. A waiver of a particular breach, or default, shall not be deemed to be a waiver of the same or any other subsequent breach of default. The acceptance of rent hereunder shall not be construed to be a waiver of any term, covenant, or condition of this Lease.

     17.5 Tenant's Waiver of Statute of Limitations. Tenant does further waive the benefit of any statute of limitations to which it might be entitled in any action relating to the terms and conditions of this agreement or the enforcement thereof.

     17.6 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

     17.7 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

     17.8 Tenant's Remedies. Should Landlord be in breach or default of this Lease, then Tenant shall have the sole remedy of a suit for damages and no right to terminate this Lease or any part thereof shall accrue to Tenant.

     17.9 Remedies Cumulative. The rights, powers, elections, and remedies of the Landlord contained in this Lease shall be construed as cumulative of any other, and not exclusive of, any rights or remedies allowed by law, and the exercise of one or more rights, powers, elections, or remedies shall not impair Landlord's right to exercise any other.

              ARTICLE 18. LANDLORD'S GENERAL PROTECTIVE PROVISIONS

     18.1 No Merger. Termination of Subtenancies. The voluntary or other surrender of this Lease by the Tenant or mutual cancellation thereof, shall not work a merger and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of the Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies.

     18.2 Release of Landlord After Sale. In the event of a total sale or total conveyance by the Landlord of the premises, Landlord shall be released from any further liability upon any of the covenants or conditions, expressed or implied, in favor of Tenant, and in such event, the Tenant agrees to look solely to the successor in interest of the Landlord for the responsibilities and obligations of this Lease.

                          ARTICLE 19. LANDLORD'S ACCESS

     19.1 Access to Premises. Landlord and Landlord's agents shall have the right at reasonable times to enter the premises to inspect the same or to maintain or repair, make alterations or additions to the premises or any portion thereof, or to show the premises to prospective purchasers, tenants, or lenders, or for the purpose of posting and keeping posted thereon, notices of non-responsibility for any construction, alteration, or repair thereof, as required or permitted by any law or ordinance. Landlord may at anytime place on or about the premises any ordinary "for lease or for sale" signs.

     19.2 Tenant's Quitclaim. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge, and deliver to Landlord, within five
(5) days after written demand from Landlord to Tenant, a Quitclaim Deed.

     19.3 Limited Interest Acquired. This Lease and the agreement of the parties constitutes a letting of the premises, and Tenant does not have and shall not acquire any property right, title, or interest in the project, location, name, real property, buildings, or the premises.

     19.4 Subordination - Attornment. Upon written request of the Landlord, or any first mortgagee, deed of trust beneficiary of Landlord, or lessor of Landlord, Tenant will in writing subordinate its rights hereunder to the lien of any mortgage, deed of trust, lease in which the Landlord is the lessee, or to the agreement now or hereafter in force against the project of which the premises are a part, and upon any building hereafter placed upon the land of which the premises are a part, and to all advances made or hereafter to be made upon the security thereof. Further:

          A. The provisions of this Article to the contrary notwithstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term hereof.

          B. In the event any proceedings are brought for foreclosure, or in the eventof the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the premises, or should the lease in which Landlord is the lessee be terminated, the Tenant shall attorn to the purchaser or lessor under said Lease upon any such foreclosure, sale or lease termination and recognize such purchaser or lessor as the Landlord under this Lease, provided that the purchaser or lessor shall acquire and accept the premises subject to this Lease.

          C. Within ten (10) days after written request therefor by Landlord, or in the event that upon any sale, assignment or hypothecation of the premises or the land thereunder by the Landlord, a certificate of estoppel shall be required from Tenant in the form attached hereto as Exhibit "D," Tenant agrees to deliver, in recordable form, said certificate addressed to any such proposed mortgagee or purchaser or to the Landlord certifying that this Lease is in full force and effect (if such be the case) and that there are no defenses or offsets thereto or stating those claimed by Tenant.

                         ARTICLE 20. GENERAL PROVISIONS

     20.1 Conditions and Covenants. All of the provisions of this Lease shall be deemed and construed to be "conditions" as well as "covenants" as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

     20.2 No Waiver of Breach. No failure by either Landlord or Tenant to insist upon the strict performance by the other of any covenant, agreement, term, or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or of such covenant, agreement, term, or condition. No waiver of any breach shall affect or alter this Lease, but each and every covenant, condition, agreement, and term of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach.

     20.3 Time of Essence. Time is of the essence of this Lease and of each provision.

     20.4 Recording. Tenant shall not record this Lease without the written consent of Landlord.

     20.5 Exhibits. All exhibits are attached hereto and made a part of this Lease.

     20.6 Successors in Interest. Each and all of the covenants, conditions, and restrictions in this Lease shall inure to the benefit of and shall be binding upon the successors in interest of Landlord, but subject to the restrictions, the authorized encumbrances, assignees, transferees, subtenants, licenses, and other successors in interest of Tenant.

     20.7 Entire Agreement. This Lease contains the entire agreement of the parties with respect to the matters covered by this Lease, and no other agreement, statement, or promise made by any party, or to any employee, officer, or agent of any party, which is not contained in this Lease shall be binding or valid.

     20.8 Partial Invalidity. If any term, covenant, condition, or provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

     20.9 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, and neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties shall be deemed to create any relationship other than that of Landlord and Tenant.

     20.10 Interpretation and Definitions.

          A. Language Simply Construed. The language in all parts of this Lease shall in all cases be simply construed according to its fair meaning and not strictly for or against Landlord or Tenant. Unless otherwise provided in this Lease, or unless the context otherwise requires, the following definitions and rules of construction shall apply to this Lease.

          B. Number and Gender. In this Lease, the neuter gender includes the feminine and masculine, and the singular number includes the plural, and the word "person" includes corporation, partnership, firm, or association wherever the context so requires.

          C. Mandatory and Permissive. "Shall," "will," and "agrees" are mandatory; "may" is permissive.

          D. Captions. Captions of the articles, sections, and paragraphs of this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Lease.

          E. Term Includes Extensions. All references to the term of this Lease or the Lease Term shall include any extensions of such term.

          F. Parties. Parties shall include the Landlord and Tenant named in this Lease and any authorized successor in interest.

          G. Sublessee. As used herein, the word "sublessee" shall mean and include in addition to a sublessee and subtenant, a licensee, concessionaire, or other occupant or user of any portion of the leased premises or buildings or improvements thereon.

     20.11 Attorney's Fees. If Landlord is made a party to any litigation brought by or against Tenant, Tenant agrees to pay Landlord's costs, expenses and reasonable attorney's fees. In the event of any litigation between the parties to this Lease, the prevailing party in such litigation shall be entitled to recover as an element of its costs of suit, and not as damages, a reasonable attorney's fee to be fixed by the court. The "prevailing party" shall be the party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment. No sum for attorney's fees shall be counted in calculating the amount of a judgment for the purposes of determining whether a party is entitled to recover its costs or attorney's fees.

     20.12 Interest. Any sum accruing to Landlord or Tenant under the provisions of this Lease which are not paid when due shall bear interest at the highest legal rate allowed by law, from the date it became due. 20.13 Modification. This Lease is not subject to modification except in writing. 20.14 Delivery of Rent and Notices - Method and Time.

          A. Method of Delivery. All notices, demands, or requests from one party to another may be personally delivered or sent by certified or registered mail, postage prepaid, to the addresses stated in this Article, and shall be deemed to have been given at the time of personal delivery or at the time of mailing.

          B. Payment of Rent. All rents and other sums payable by Tenant to Landlord shall be in lawful money, or by check payable to Jon A. Jensen, or any agent which Landlord may from time to time designate.

          C. Notices to Landlord. All notices, demands, or requests from Tenant to Landlord shall be given to Landlord at 451 S. Escondido Blvd., Escondido CA 92025.

          D. Notices to Tenant. All notices, demands, or requests from Landlord to Tenant shall be given to Tenant at 22710 Jefferson Ave - A 100, Temecula, CA 92593-0690.

          E. Change of Address. Each party shall have the right, from time to time, to designate a different address by notice given in conformity with this section.

          F. Multiple Parties. If more than one Landlord or Tenant is named in this Lease, service of any notice on any of the Tenants or Landlords shall be deemed service on all of the Tenants or Landlords, respectively.

          G. Written Notice. All notices and demands required hereunder shall be made in writing, whether required of or for Landlord or Tenant.

     20.15 Premises Defined. The premises described in this lease are herein delivered to tenant in a state of good condition and repair and are defined, described and include all that space leased by Tenant from Landlord, the exterior and interior walls thereof, floors, ceilings, fixtures, partitions, and any other objects, including the interior or exterior of doors and windows, that are within or part of the space or perimeter of the area leased by Tenant, as described in paragraph 1.1 and the attached Exhibit "A", which are not part of the common areas or part of the premises of another Tenant, and which are within the project.

     20.16 Project Defined. Project, as used herein, shall include the entire real property and any and all improvements, buildings, items, structures, landscaping, parking areas, etc., that may be on, above, attached to, fixed to, part of, or within said real property. Additionally, "project" shall include any additions, modifications, or alterations to any of the foregoing.

     20.17 Formula for Pro Rata or Proportionate Share. As used herein, the Tenant's share, pro rata share, proportionate share, or any other description of any amount to be divided among tenants or paid by tenants, as applied to any cost, charge, expense, assessment, tax, fee or other obligation, including but not limited to any bill, payment, license, insurance, or any other joint or mutual obligation of the tenants of the project, arising under the terms of this agreement, excepting rent, shall be twenty six point seven percent (26.7%). Any bill or expenses incurred or received during a Tenant's tenancy under this lease shall be prorated only as between other tenants and shall not be prorated as to beginning term or ending term and shall further not be prorated as to benefit, useful life, term of depreciation or any other method including time or period of the expense or bill.

     20.18 Landlord: Lessor: Tenant: Lessee. As used herein, the word "lessor" shall mean and be interchangeable with "Landlord" except where the context indicates a meaning to the contrary. Additionally, "lessee" shall mean and be equivalent to "Tenant," except where the context indicates a different interpretation.

                       ARTICLE 21. RIGHT OF FIRST REFUSAL

     21.1 Landlord herein agrees to grant to Tenant a right of first refusal to lease additional space and a right of first refusal for the purchase of the land and buildings comprising the project as more particularly set forth in Exhibit "E" of this agreement.


                        ARTICLE 22. EXECUTION, RECORDING

     22.1 Offer and Acceptance. Execution of this Lease by Landlord constitutes an offer which shall not be deemed accepted by Tenant until Tenant has executed this Lease and delivered the original to Landlord. The submission of an unexecuted copy of this Lease for examination does not constitute an offer, reservation, or option for the premises.

TENANT

TEMECULA VALLEY BANK

By /S/MICHAEL R. PETERS

Executive Vice President



LANDLORD

                                   EXHIBIT "A"
                             DESCRIPTION OF PREMISES

                                   EXHIBIT "C"
                              COST OF LIVING INDEX

         The minimum monthly base rental provided for the Lease Agreement shall be subject to adjustment one (1) year following the execution of the Lease and shall subsequently be adjusted on the anniversary of said date in each additional year of the term of this Lease and each year of any option term provided for in this Lease.

         The date of each adjustment shall be hereinafter referred to as the adjustment date. The base for computing the adjustment is the Consumer Price Index of all Urban Consumers for the San Diego Metropolitan Area, published by the United States Department of Labor, Bureau of Labor Statistics.

         The Index which is published for the month nearest the date of commencement of the Term shall be referred to hereinafter as the "Beginning Index." The index published nearest the adjustment date shall be hereinafter referred to as the "Extension Index." If the Index published nearest the adjustment date ("Extension Index") has increased over the Beginning Index, the minimum monthly rent until the next rent adjustment shall be set by multiplying the minimum monthly rent then in effect by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index.

          Notwithstanding the above, in no event shall the rental increase be less than a three percent (3%) increase or greater than a six percent (6%) increase for any respective year during the term of the Lease. If, after calculation, the rental increase is determined to be less than three percent (3%), then each of the parties agrees that the minimum monthly rent shall be increased by three percent (3%) and the actual percentage rate which is less than three percent (3%) shall be disregarded. Under no circumstances shall any minimum monthly rent be decreased or not adjusted a minimum of three percent (3%) per annum. In addition, and if, upon calculation, the rental increase is determined to be greater than six percent (6%), each of the parties agrees that the minimum monthly rental income shall be six percent (6%) and the actual increase which is greater than six percent (6%) shall be disregarded.

          On adjustment of the minimum monthly rent as provided in this Lease, the Landlord shall immediately give Tenant notice of the increase, if any, and Tenant shall pay all increased sums to Landlord as additional monthly rent. Failure of Landlord to notify Tenant in a timely manner shall not relieve Tenant of his obligation to pay Landlord the additional rent.

          If the Index is changed so that the base year differs from that used as the month immediately preceding the month in which the Term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain the same result as would be obtained if the Index had not been discontinued or revised. If only the geographic portion of the Index is discontinued, or is not published or computed for the month nearest the adjustment date, the Landlord shall have the ability to calculate the increase utilizing the closest publication date on either side of the adjustment date at the sole discretion of Landlord. If Landlord should elect not to utilize the nearest published date, Landlord shall also have the right to utilize the nearest geographical area to San Diego, California, which is published on the adjustment date.

                                   EXHIBIT "D"

                        CERTIFICATE OF ESTOPPEL OF TENANT

 TO:_______________________________________


 I hereby certify that:

          1. I am the Tenant leasing and in possession of the real property and improvements located in the City of San Diego, County of San Diego, California, commonly known as___________________________________________




          2. I hold said premises pursuant to a written lease executed on the__________day of__________________ ______, 19____between myself as Tenant
 (lessee) and______________________________________________________________ as
 Landlord (lessor).
3. My lease of said premises is for a fixed term, and expires on____________________________________19_____. 4. As of the date of this
Certificate, I am not in default in the performance of said lease, nor have
 I committed any breach thereof.
5. To the best of my information, knowledge and belief, as of the date of this Certificate, the Landlord of said lease is not in default in the performance of said lease, nor has the Landlord committed any breach thereof.

6. No rent has been paid by me, or on my behalf, in advance, under said lease except that rent due on , 19______, for that month's occupancy pursuant to the terms of said lease. 7. I have no claim against Landlord for any deposits except my Security Deposit in the amount of $ , subject to the terms and conditions of its return set forth in said lease. 8. As of the date of this Certificate, I have no claims, defenses or offsets I could allege in any action brought against me for rent due or accruing under said lease.
9. This Certificate is made by me with the understanding and knowledge that you are considering the purchase and/or financing of the leased premises and the project of which it is a part, and that if you do in fact purchase and/or finance said premises and/or project, you will do so in material reliance on the representations made in this Certificate.
6.

                       EXHIBIT "E" RIGHT OF FIRST REFUSALS

          1. Each of the parties to this Lease agree, that during the term of this Lease, including any extensions and/or modifications to the term of this lease, that Landlord shall grant to Tenant a right of first refusal to lease additional space within the building under the following terms and conditions:

                  A. Should Landlord have space available within the building, or be notified that space will become available in the future within the building, as the result of a present tenant vacating the building, or other reason, then Landlord shall first notify and give Tenant the right to lease such space prior to Landlord generally marketing or offering such space to any other prospective tenant.

                  B. The terms and conditions of the proposed new lease to Tenant for additional space shall be on terms and conditions set forth by Landlord, and once such terms and conditions have been determined by Landlord, Landlord shall notify Tenant and identity to Tenant the space that is available, and the terms and conditions under which such space is being offered for lease.

                  C. Following receipt of the notification to Tenant of the above, Tenant shall have five working days to determine if Tenant desires to lease the additional space under the terms and conditions set forth in the notice. Should Tenant desire to lease the additional space, then Landlord shall lease such space to Tenant as provided in the notice. Should Tenant not desire to lease such space, or fail to notify Landlord of its desire to lease the additional space within the time set forth above, then Landlord shall be able to lease the space previously offered to Tenant to any other party or entity and under any terms and conditions acceptable to Landlord.

                  D. If any additional space subsequently becomes available again during the term of this Lease, including any extensions and/or modifications to the term of this Lease, Tenant shall have the same right of first refusal granted herein with respect to such new additional space.

          2. Each of the parties to this Lease agree, that during the term of this lease, including any extensions and/or modifications to the term of this Lease, Landlord shall grant to Tenant a right of first refusal to purchase the land and building of which the premises being leased to Tenant are a part under the following terms and conditions:

                   A. Should Landlord, as provided above, elect to sell the land and building where the premises that are being leased by Tenant are located, Tenant shall have the right of first refusal to purchase said land and building under the terms and conditions that Landlord intends to offer the Land and building for sale prior to Landlord generally marketing or offering such land and building for sale to any other prospective purchaser.

                   B. The terms and conditions of the proposed sale shall be on terms and conditions that have been determined by Landlord and following such determination, Landlord shall notify Tenant of such terms and conditions.

                   C. Following notification of the terms and conditions of the proposed sale by Landlord, Tenant shall have thirty calendar days to decide if Tenant desires to purchase the land and building under such terms and conditions. Should Tenant desire to purchase the property, then Tenant shall purchase the property pursuant to such notice. Should Tenant not desire to purchase the property, or fail to notify Landlord of its intentions to purchase within the time set forth above, then Landlord shall have the right to sell the land and building to any purchaser under any terms and conditions acceptable to Landlord.

                   D. The right of first refusal to purchase the land and building as set forth herein is a one-time right and shall not apply after Tenant has once been offered the opportunity to exercise the right but declined.

                   E. The right of first refusal granted to Tenant shall exclude all of the following transfers: any transfer resulting from the Landlord's death; any transfers between spouses or trustees, or children of spouses or trustees; any transfers to entities substantially owned by Landlord and/or any trustee of Landlord; any transfers by virtue of a foreclosure, deed in lieu of foreclosure, or sale by a lender who has foreclosed.
3. The rights granted in this Exhibit are personal and Tenant shall have no right to assign or transfer such rights to a general successor subtenant. Notwithstanding the above, Tenant shall have the right to assign or transfer the rights contained in this Exhibit pursuant to a merger, sale, or consolation with another financial institution or financial service company.